UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2013

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough Drive, Suite 100 Houston, Texas		77067
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 28, 2013, the Compensation, Benefits and Stock Option Committee (the “Compensation Committee”) of the Board of Directors of Noble Energy, Inc. (the “Company”) approved new and revised forms of agreement that will govern certain future grants under the Company's 1992 Stock Option and Restricted Stock Plan (the “1992 Plan”). These include two new forms of restricted stock agreement for annual grants, a revised form of restricted stock agreement for certain newly hired employees, and a revised form of nonqualified stock option agreement.
The two new forms of restricted stock agreement for annual grants replace the previous form, which provided for shares of restricted stock that vested over time as follows: 20% after one year, 30% after two years and 50% after three years. Under the new agreements, grants of restricted stock will be divided between time-vesting and performance-vesting shares. 50% of the approved shares will vest over time as follows: 20% after year one and 30% after year two. The other 50% of the approved shares will vest after three years upon the Company's achievement of certain levels of total shareholder return relative to a pre-determined industry peer group. For example, all of the performance-vesting shares of restricted stock will vest in the event that the Company meets or exceeds the 50th percentile within such industry peer group for the three-year period beginning January 1, 2013 and ending December 31, 2016. None of the performance-vesting shares of restricted stock will vest at the end of the performance period if the Company's total shareholder return is less than the 25th percentile, and half of the performance-vesting shares of restricted stock will vest at the end of the performance period if the Company meets the 25th percentile.
Holders of the performance-vesting restricted stock will also vest in additional shares of Company common stock in the event that the Company achieves a positive total shareholder return that is in excess of the 50th percentile relative to the industry peer group. The number of additional shares that vest will range from 0% to 100% of the number of performance-vesting shares of restricted stock originally granted, based on the following schedule: 50th percentile or less - 0%, 75th percentile - 50%, 90th percentile or above - 100%. For both performance-vesting restricted stock and additional shares, if the percentile level of the Company's total shareholder return falls between two levels indicated above, the amount vested under such schedule shall be determined on the basis of a straight-line interpolation between such levels. Dividends (to the extent declared) will be paid on restricted shares equal to the amount paid to other shareholders. However, these dividends will be retained by the Company and will only vest and be paid if and when the related restricted shares vest.
The three-year time vested restricted stock agreement for certain newly hired employees is substantially the same as the prior restricted stock agreement used for awards under the 1992 Plan.
The revised form of nonqualified stock option agreement now provides that vesting will be accelerated in the event of an optionee's termination of employment on account of death or disability. Previously only those shares that were already vested prior to such a termination could be purchased during a limited period after the termination.
The Company will file copies of the new and revised forms of option and restricted stock agreements as exhibits to its annual report on Form 10-K for the year ended December 31, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.

Date:	February 1, 2013	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Senior Vice President, General Counsel & Secretary